UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 25, 2017

SILVER SPRING NETWORKS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35828	43-1966972
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No. )

230 W. Tasman Drive, San Jose, CA	95134
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code) (669) 770-4000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its 2017 Annual Meeting of Stockholders on May 25, 2017 (the “Annual Meeting”). Proxies for the Annual Meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended.

The matters described below were voted on at the Annual Meeting and the number of votes cast with respect to each matter was as indicated:

(a)	Holders of the Company’s common stock voted to elect three Class I directors, each to serve a three-year term expiring at the 2020 Annual Meeting of Stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal as follows:

Name	For	Withheld	Broker Non- Votes
Scott A. Lang	39,284,594	1,360,288	6,911,127
Warren M. Weiss	39,898,415	746,467	6,911,127
Thomas H. Werner	34,823,165	5,821,717	6,911,127

(b)	Holders of the Company’s common stock voted to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 as follows:

Shares Voted in Favor:	47,398,239
Shares Voted Against:	128,157
Shares Abstaining:	29,613
Broker Non-Votes:	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER SPRING NETWORKS, INC.

Date: June 1, 2017	By:	/s/ Michael Bell
		Name:	Michael Bell
		Title:	President and Chief Executive Officer